EXHIBIT 17.1


                                 Rule 24f-2 Notice

                               THE MEDALIST FUNDS
                        (formerly, Signet Select Funds)

                                  (Fund Name)


                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779

                             1933 Act No. 33-36451


  (i)   fiscal period for which notice is filed September 30, 1994

 (ii)   The number or amount of securities of the
        same class or series, if any, which had
        been registered under the Securities Act
        of 1933, other than pursuant to Rule 24f-2
        but which remained unsold at October 1, 1993,
        the beginning of the Registrant's fiscal
        period                                                  -0-

(iii)   The number or amount of securities, if
        any, registered during the fiscal period
        of this notice other than pursuant to
        Rule 24f-2                                              -0-          -0-

  (iv)  The number or amount of securities
        sold during the fiscal period of this
        notice                                                    1,421,918,146

   (v)  The number or amount of securities sold
        during the fiscal period of this notice
        in reliance upon registration pursuant
        to Rule 24f-2 (see attached Computation
        of Fee)                                                   1,421,918,146



     WITNESS the due execution hereof this 15th day of November, 1994.



                                        By: /s/ C. Grant Anderson
                                            C. Grant Anderson
                                            Assistant Secretary



                               COMPUTATION OF FEE


1. Actual aggregate sale price of Registrant's
   securities sold pursuant to Rule 24f-2 during
   the fiscal period for which the 24f-2 notice
   is filed (see Section v)..................................... $1,587,174,242

2. Reduced by the difference between:

   (a)  actual aggregate redemption price
        of such securities redeemed by the
        issuer during the fiscal period for
        which the 24f-2 notice is filed........ $1,375,009,656

   (b)  actual aggregate redemption price
        of such redeemed securities
        previously applied by the issuer
        pursuant to Section 24e(2)(a) for
        the fiscal period for which the
        24f-2 notice is filed..................             -0-   1,375,009,656


Total amount upon which the fee calculation specified
in Section 6(b) of the Securities Act of 1933 is
based........................................................... $  212,164,586


     FEE SUBMITTED (1/29 of 1% of Total amount)................. $       73,160



                    HOUSTON, HOUSTON & DONNELLY
                        ATTORNEYS AT LAW
                      2510 CENTRE CITY TOWER
                       PITTSBURGH, PA.  15222

WILLIAM McC. HOUSTON
FRED CHALMERS HOUSTON, JR.
THOMAS J. DONNELLY
JOHN F. MECK         (412) 471-5828      FRED CHALMERS HOUSTON
                    FAX (412) 471-0736     (1914 - 1971)


MARIO SANTILLI, JR.
THEODORE M. HAMMER

                                   November 15, 1994


The Medalist Funds
(formerly Signet Select Funds)
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested our opinion for use in conjunction with a Rule 24f-2 Notice for The Medalist Funds ("Trust") to be filed in respect of shares of the Trust ("Shares") sold for the fiscal year ended September 30, 1994, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (File No. 33-36451) ("Registration Statement").

     In its Registration Statement, the Trust elected to register an indefinite number of Shares pursuant to the provisions of SEC
Rule 24f-2.

     We have reviewed the amended Registration Statement of the Trust and such other documents and records deemed relevant. On the basis of the foregoing, it is our opinion that the Shares sold for the fiscal year ended September 30, 1994, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable.

     We consent to your filing this opinion as an Exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust and to any application or registration statement filed under the Securities Laws of any of the States of the United States.

                                   Very truly yours,

                                   Houston, Houston & Donnelly


                                   By:  /s/ Thomas J. Donnelly